
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      79,903,565
<SECURITIES>                                         0
<RECEIVABLES>                                  362,103<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              85,938,673<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                30,201,040<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,554,233<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,683,013
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,871,220
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,871,220
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,871,220
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $280,506 and receivable from
DWR of $81,597.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,667,005.
<F3>Liabilities include redemptions payable of $1,174,890, accrued brokerage commissions of $110,397, accrued management fees of $216,637, accrued administrative expenses of $88,029 and accrued transaction fees and costs of $11,434.
<F4>Total revenues includes realized trading revenue of $(10,505,927), net change in unrealized of $(250,991) and interest income of $885,634.

